EXHIBIT 10.1


                               OIL AND GAS LEASE



 STATE    OF    TEXAS                 ss.
                                      ss.
 COUNTY    OP    CALHOUN              ss.



         THIS OIL AND GAS LEASE is made this 24th day of October, 2001, between Nolie Tiedt, whose address is 406 W. Market Street, Fayetteville, Texas 78940, hereinafter "Lessor," and James T. Roche, whose address is 5901 Highland Hills Trail, Austin, Texas 78731, hereinafter "Lessee."



                                  WITNESSETH

         1. That Lessor, in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, and of the covenants and agreements of Lessee hereinafter contained, do hereby grant, lease and let unto Lessee the land covered hereby for the purposes hereinafter described and with the exclusive right of exploring, drilling, mining and operating for, producing and owning oil, gas and sulphur, together with right to make surveys on said land, lay pipe lines, establish and utilize facilities for surface or subsurface disposal of salt water, construct roads and bridges, build tanks, power stations, telephone lines, employee houses and other structures on said land, necessary or useful in Lessee's operations in exploring, drilling for, producing, treating, storing and transporting minerals produced from the land covered hereby or adjacent thereto. The land covered hereby and herein referred to as the "land" or "said land" is located in the County of Calhoun, State of Texas, and is described as follows:

         TRACT ONE: Being all of the ISAAC W. BOONE SURVEY No. 15, Abstract No. 56, Calhoun County, Texas, containing approximately 801.26 acres, more or less, and being a part of that certain land described in a Deed dated July 15, 1949, Edwin Hawes, Jr., et al to George Rust Hawes, as recorded in Volume 70, Page 209, Deed Records of Calhoun County, Texas.

         TRACT TWO: Being all of the ISAAC W. BOONE SURVEY No. 16, Abstract No. 57, Calhoun County, Texas, containing approximately 770.24 acres, more or less, and being the same land described in that certain Deed dated July 15, 1949, Edwin Hawes, Jr., et al to George Rust Hawes, as recorded in Volume 70, Page 211, Deed Records of Calhoun County, Texas.




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         For the purposes of determining  the amount of any bonus,  delay rental or other payment hereunder, said land shall be deemed to contain 1,571.5 acres, whether actually containing more or less, and the above recital of acreage in any tract shall be deemed to be the true acreage thereof. Lessor accepts the bonus and agrees to accept the delay rentals as lump sum consideration for this lease and all rights and options hereunder.

         2. Unless sooner terminated or longer kept in force under other provision hereof, this lease shall remain in force for a term of three (3) years from the effective date hereof, hereinafter called "primary term", and as long thereafter as oil, gas and/or sulphur is produced from the land or other land pooled therewith in commercial quantities or operations, as hereinafter defined, are conducted upon said land with no cessation for more than ninety (90) consecutive days.

         3. As royalty, Lessee covenants and agrees:

            (a) To deliver to the credit of Lessor, in the pipe line to which Lessee may connect its wells, the equal l/5th part of all oil produced and saved by Lessee from said land, or from time to time, at the option of Lessee, to pay Lessor the average posted market price of such l/5th part of such oil at the wells as of the day it is run to the pipe line or storage tanks, Lessor's interest, in either case, to bear l/5th of the cost of treating oil to render it marketable pipe line-oil;

            (b) To pay Lessor on gas and  casinghead gas produced from said land
            (1) when sold by Lessee, l/5th of the amount realized by Lessee, computed at the mouth of the well, of (2) when used by Lessee off said land or in the manufacture of gasoline or other products, the market value, at the mouth of the well, of l/5th of such gas and casinghead gas;

            (c) To pay Lessor on all other minerals mined or marketed or utilized by Lessee from said land, one-tenth either in kind or value at the well or mine at Lessee's election, except that on sulphur mined and marketed the royalty shall be $2.50 per long ton. If at the expiration of the primary term or at any time or times thereafter, there is any well on said land or on lands with which said land or any portion thereof has been pooled, capable of producing oil and gas, and all such wells are shut-in, this lease shall, nevertheless, continue in force as though operations were being conducted on said land for so long as said wells are shut-in, and thereafter this lease may be continued in force as if no shut-in had occurred. Lessee covenants and agrees to use reasonable diligence to produce, utilize, or market the minerals capable of



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            being  produced  from  said  wells,  but in  the  exercise  OF  such diligence, Lessee shall not be obligated to install or furnish facilities other than well facilities and ordinary lease facilities of flow lines, separator, and lease tank, and shall not be required to settle labor trouble or to market gas upon terms unacceptable to Lessee. If at any time or times after the expiration of the primary term, all such wells are shut-in for a period of ninety consecutive days, and during such time there are no operations on said land, then at or before the expiration of said ninety day period, Lessee shall pay or tender by check or draft of Lessee, as royalty, a sum equal to the amount of annual delay rental provided for in this lease. Upon making said payment, it will be considered that each such well is producing gas in paying quantities within the meaning of this lease for a period of one (1) year after the expiration of said ninety (90) day period. In like manner and upon like payment being made annually on or before the expiration of the last preceding year for which such payment or tender has been made, it will be considered that said well or wells are producing gas in commercial quantities for successive periods of one (1) year each. Each such payment or tender shall be made to the parties who at the time of payment would be entitled to receive the royalties which would be paid under this lease if the wells were producing, and may be deposited in the depository bank provided for below. Nothing herein shall impair Lessee's right to release as provided in paragraph 4 hereof. In event of assignment of this lease in whole or in part, liability for payment hereunder shall rest exclusively on the then owner or owners of this lease, severally as to acreage owned by each.

         4. If operations are not conducted on said land on or before the first anniversary of the effective date of this lease, then this lease shall terminate as to both parties, unless Lessee on or before said date shall, subject to the further provisions hereof, pay or tender to Lessor or to Lessor's credit the sum of $7,857.50, which shall operate as delay rental and cover the privilege of deferring operations for one year from said date. The portion of delay rental due to Lessor shall be sent to Lessor's address as shown above. In like manner and upon like payments or tenders, operations may be further deferred for a like period of one year during the primary term. If at any time that Lessee pays or tenders delay rental, royalties, or other moneys, two or more parties are, or claim to be, entitled to receive same, Lessee may, in lieu of any other method of payment herein provided, pay or tender such rental, royalties, or other moneys, in the manner herein specified, either jointly to such parties or separately to each in accordance with their respective ownership thereof, as Lessee may elect. Any payment hereunder may be made by check or draft of Lessee deposited in the mail or delivered to Lessor or to a depository bank on or before the last date for payment. Said


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delay rental shall be apportion  able as to said land on an acreage  basis,  and failure to make proper payment or tender of delay rental as to any portion of said land or as to any interest therein shall not affect this lease as to any portion of said land or as to any interest therein as to which proper payment or tender is made. Lessee may at any time and from time to time execute and deliver to Lessor or file for record a release or releases of this lease as to any part or all of said land or of any mineral or horizon hereunder, and thereby be relieved of all obligations as to the released acreage or interest. If this lease is so released as to all minerals and horizons under a portion of said land, the delay rental and other payments computed in accordance therewith shall thereupon be reduced HA the proportion that the acreage released bears to the acreage which was covered by this lease immediately prior to such release.

          5. If at any time or times during the primary terra operations are conducted on said land and if all operations are discontinued, this lease shall thereafter terminate on its anniversary date next following the ninetieth day after such discontinuance unless on or before such anniversary date Lessee either (1) conducts operations or (2) commences or resumes the payment or tender of delay rental; provided, however, if such anniversary date is at the end of the primary term, or if there is no further anniversary date of the primary term, this lease shall terminate at the end of such term or on the ninetieth day after discontinuance of all operations, whichever is the later date, unless on such later date either (1) Lessee is conducting operations or (2) the shut-in well provisions of paragraph 3 or the provisions of paragraph 11 are applicable. Whenever used in this lease the word "operations" shall mean operations for and any of the following: drilling, testing, completing, reworking, recompleting, deepening, plugging back or repairing of a well in search for or in an endeavor to obtain production of oil, gas or sulphur, whether or not in paying quantities.

         6. Lessee shall have the use, free from royalty, of water, other than from Lessor's water wells and of oil and gas produced from said land in all operations hereunder. Lessee shall have the right at any time to remove all machinery and fixtures placed on said land, including the right to draw and remove casing. No well shall be drilled nearer than 200 feet to the house or barn now on said land without the consent of the Lessor. Lessee shall pay for damages caused by its operations to growing crops and timber on said land. 7. The rights and estate of any party hereto may be assigned from time to time in whole or in part and as to any minerals or horizon. All of the covenants, obligations, and considerations of this lease shall extend to and be binding upon the parties hereto, their heirs, successors, assigns, and successive assigns. No change or division in the ownership of said land, royalties, delay rentals, or other moneys, or any part thereof, howsoever effected, shall increase the obligations or diminish the rights of Lessee, including, but not limited to, the location and drilling of wells and the



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measurement of  production.  Notwithstanding  any other- actual or  constructive knowledge or notice hereof or to Lessee, its successors or assigns, no change or division in the ownership of said lands of the royalties, delay rental, or other moneys, or the right to receive the same, howsoever effected, shall be binding upon the then record owner of this lease until thirty (30) days after there has been furnished to such record owner at his or its principal place of business by Lessor or Lessor's heirs, successors, or assigns, notice of such change or division, supported by either originals or duly certified copies of the instruments which have been properly filed for record and which evidence such change or division, and of such court records and proceedings, transcripts, or other documents as shall be necessary in the opinion of such record owner to establish the validity of such change or division. If any such change in ownership occurs by reason of death of the owner, Lessee may nevertheless pay or tender such royalties, delay rental, or other moneys, or part thereof, to the credit of the decedent in a depository bank provided for above. In the event of assignment of this lease as to any part (whether divided or undivided) of said land the delay rental payable hereunder shall be apportionable as between the several leaseholder owners, ratably according to the surface area or undivided interests of each, and default in delay rental payment by one shall not effect the right of other leasehold owners hereunder.

         8. In the event Lessor considers that Lessee has not complied with all its obligations hereunder, both express and implied, Lessor shall notify Lessee in writing, setting out specifically in what respects Lessee has breached this contract. Lessee shall then have sixty (60) days after the receipt of said notice within which to meet or commence to meet all or any part of the breaches alleged by Lessor. The service of said notice shall be precedent to the bringing of any action by Lessor on said lease for any cause, and no such action shall be brought until the lapse of sixty (60) days after service of such notice on Lessee. Neither the service of said notice nor the doing of any acts by Lessee aimed to meet all or any of the alleged breaches shall be deemed an admission or presumption that Lessee has failed to perform all its obligations hereunder. If this lease is cancelled for any cause, it shall nevertheless remain in force and effect as to (1) sufficient acreage around each well as to which there are operations to constitute a drilling or maximum allowable unit under applicable governmental regulations, (but in no event less than forty acres), such acreage to be designated by Lessee as nearly as practicable in the form of a square centered at the well, or in such shape as then existing spacing rules require; and (2) any part of said land included in a pooled unit on which there are operations. Lessee shall also have such easements on said land as are necessary to operations on the acreage so retained.

         9. Lessor hereby warrants and agrees to defend title to said land against the claims of all persons whosoever. Lessor's rights and interests hereunder shall be charged primarily with any mortgages, taxes or other liens,



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or interest and other charges on said land,  but Lessor agrees that Lessee shall have the right at any time to pay or reduce same for Lessor, either before, or after maturity, and be subrogated to the rights of the holder thereof and to deduct amounts so paid from royalties or other payments payable or which may become payable to Lessor and/or assigns under this lease. If this lease covers a less interest in the oil, gas and sulphur in all or any part of said land than the entire and undivided fee simple estate (whether Lessor's interest is herein specified or not), or no interest therein, then the royalties, delay rental, and other moneys accruing from any part as to which this lease covers less than such full interest, shall be paid only in the proportion which the interest therein, if any, covered by this lease, bears to the whole and undivided fee simple estate therein. All royalty interest covered by this lease (whether or not owned by Lessor) shall be paid out of the royalty herein provided. This lease shall be binding upon each party who executes it without regard to whether it is executed by all those named herein as Lessor.

         10. If, while this lease is in force, at, or after the expiration of the primary term hereof, it is not being continued in force by reason of production or the shut-in well provisions of paragraph 3 hereof, and Lessee is not conducting operations on said land by reason of (1) any law, order, rule or regulation, (whether or not subsequently determined to be invalid) or (2) any other cause, whether similar or dissimilar, (except financial) beyond the reasonable control of Lessee, the primary term and the delay rental provisions hereof shall be extended until the first anniversary date hereof occurring one hundred and eighty (180) days following the removal of such delaying cause, and this lease may be extended thereafter by operations as if such delay had not occurred.

         11. Notwithstanding anything hereinabove to the contrary, there is expected herefrom and reserved to the Lessor herein all uranium, fissionable materials and all bentonite, fullers earth and other clay like substances, it is specifically understood and agreed that this lease covers only oil, gas, sulphur, and associated liquid or liquefiable hydrocarbons or the constituent elements of any of the elements named, but this lease does not cover or include any other minerals with all other such minerals, being reserved to the Lessor herein. Accordingly, the words "oil, gas" when used herein, shall mean, oil, gas, sulphur and associated liquid or liquefiable hydrocarbons and their constituent elements and the words "all other minerals", whenever used herein shall be stricken from this lease, so that such "all other minerals", as defined herein are reserved to the Lessor.

         12. Lessee's employees and others entitled to admission upon said land shall confine themselves to their business and duties in the performance of this lease, and no hunting, fishing or other trespassing shall be permitted by them; and Lessee shall not permit its employees or any other person to bring any guns of any kind upon the lease premises.



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         13. In the event production be established,  Lessee agrees to construct roads sufficient to carry Lessee's equipment and vehicles to all drillsites on said premises, and such roads shall be maintained by Lessee in good condition so long as this lease remains in force on the land on which said roads are situated.

         14. Lessee binds Lessee to hold Lessor harmless against and to protect Lessor from any and all claims of whatsoever kind or character growing out of the use, occupation and operation of the herein leased premises by Lessee, its successors or assigns.

         15. Upon the completion or abandonment of any well drilled upon the leased premises by Lessee, the surface of the ground appurtenant to such well shall be smoothed, all excavations and slush pits shall be forthwith filled in, and the surface of the land restored to substantially the same condition as it was before the commencement of operations by Lessee, all cost and expense thereof to be borne by the Lessee, and the surface rights of Lessor in the leased premises shall be impaired as little as reasonably possible. Promptly after the completion of drilling operations of any well or wells drilled hereunder. Lessee shall erect a fence around the pits and excavations caused by Lessee in such operations, until such time as the ground is in condition that the pits may be satisfactorily covered (not to exceed in any event 90 days after the completion of such operations), at which time Lessee shall remove from the land of Lessor all dumps made by Lessee in such operations, and shall remove from the land of Lessor all foundations and construction work and debris placed by Lessee on the leased premises, and shall restore the surface of the land to substantially the same condition as it was before the commencement of such operations.

         16. Lessee shall have the right to pool and combine the lands covered by this lease, or a portion thereof, with other lands, lease or leases in the immediate vicinity thereof so as to form a unit or units for the development and production of oil, gas and gas distillate, provided that no such unit for gas or gas distillate shall exceed three hundred twenty (320) surface acres plus a ten percent (10%) tolerance, and for oil, and shall not exceed forty (40) surface acres plus a ten per cent (10%) tolerance. If Lessee creates any such unit, then all of the lands constituting the block shall be included in such unit. Lessee shall execute in writing an instrument identifying and describing the pooled acreage and each unit thereof, and same shall be filed for record in the County Clerk's Records in the County in which said land is located. Drilling operations and production from any part of the pooled acreage shall be treated as if such drilling operations were upon or such production was from the part of the land covered by this lease which is within such pool or unit, whether the well or wells be located on land covered by this lease or not. In lieu of the royalties on oil, gas and gas distillate elsewhere herein specified. Lessor shall receive on such production from a



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unit pooled only such portion of the royalty  stipulated herein as the amount of the acreage placed in the unit or their royalty interest therein on an acreage basis bears to the total acreage so pooled in the particular unit involved, provided, however, that this proportionate reduction of the Lessor's royalty shall not apply to shut-in royalty.

         17.  Notwithstanding  anything in paragraph  numbers three (3) and four
(4) contained to the contrary, this lease shall not be kept in force by paying of shut-in gas royalties as provided in paragraph Nos. 3 and 4 of this lease for a period of more than three (3) years beyond the expiration of the primary term of this lease.

         18. In the event a portion or portions of the land described in this lease are pooled or unitized with other land, lease or leases so as to form a pooled unit or units, operations for drilling, drilling, or reworking operations on such unit or units, or production of oil or gas from such unit or units, or payment of shut-in gas royalties on a well or wells drilled on such unit or units shall maintain this lease in effect only as to the portion or portions of the land described in this lease which is included in such unit or units. As to any portion or portions of the land not included in a pooled unit or units, this lease may be maintained in force and effect in any manner elsewhere provided in this lease including, but not limited to, the payment of delay rentals during the primary term.

         19. In the event of termination of this lease as to a portion or portions hereof, Lessee shall promptly execute and file for record in the Office of the County Clerk of said county, a written release and surrender of all such portion or portions of this lease as shall have terminated under the provisions hereof and shall at said time mail to Lessor an executed copy of such release.

         20. Unless Lessee, in its discretion, elects to rework or reenter oil or gas well in existence on the effective date of this lease, Lessee shall have no obligation to plug and abandon or conduct clean up operations on any such well(s) so as to comply with any governmental regulations or requirements.

         21. If during the primary term of this lease Lessee commences the actual drilling of a well in search of oil or gas on the lease premises, then said drilling operations shall be prosecuted with reasonable diligence and the well completed as a producing well or plugged and abandoned as a dry hole within one hundred and twenty (120) days after spudding. Thereafter, Lessee shall continue drilling operations on the lease premises with not more than three hundred and sixty-five (365) days elapsing between completion or plugging of a well and spudding of the next well; completion date shall be deemed the date of filing the initial potential test with the Railroad Commission of Texas, but in any event not more than thirty (30) days after reaching total depth in such


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well and plugging date shall be the date of actual  plugging or thirty (30) days after reaching total depth, whichever first occurs. If in the drilling of any of said wells, Lessee encounters mechanical difficulties rendering further drilling impractical in the good faith judgment of Lessee, Lessee may plug and abandon said well and commence another well within sixty (60) days after such plugging and abandoning and thereafter drill said well in the same manner and within the same time as provided for the well having mechanical difficulties. In such event such well shall be considered a substitute well and shall be deemed in compliance with the terms hereof.

         Upon cessation of such continuous development program, this lease shall ipso facto terminate and all lands covered by this lease shall revert to Lessor free of any lease or burden of whatsoever nature, save and except each producing well and the tract upon which it is situated as specified and designated by Lessee. If production of oil or gas from the lease premises should cease from any cause, this lease shall nevertheless continue in force as long as additional drilling operation or reworking operations are conducted on this lease with no cessation of more than ninety (90) days between the abandonment of operations on one well and the actual spudding of another well and if production is obtained, this lease shall thereafter continue as long as oil and gas are produced from said land.

         22. Lessee may by written assignment assign this Lease and its rights and interests arising hereunder either in whole or in part. In the event of such assignment, Lessee shall notify Lessor of such assignment and provide Lessor with the identity and address of the party in whose favor the assignment has been made.

         23. In the event of any conflict between the terms and provisions of this Lease and division orders that may be issued in connection with production from the lease premises, the terms and provisions of this Lease shall be controlling.

         IN WITNESS WHEREOF, this instrument is executed on the date first above written. If this lease is executed in counterparts, then each is to be considered an original.



LESSOR:

/s/ NOLIE TIEDT
-------------------
    Nolie Tiedt







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


STATE OF TEXAS      ss.
                    ss.
COUNTY OF FAYETTE   ss.



         This instrument was acknowledge before me this 24TH day of October, 2001, by Nolie Tiedt.




[NOTARY SEAL GOES HERE]         /s/ SHIRLEY SODEK
                                --------------------------------
                                Notary Public, State of Texas

                                My Commission Expires:  August 19, 2005









After recording return to:

James T. Roche
5901 Highland Hills Trail
Austin, Texas 78731







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